Exhibit 99.1

NEWS RELEASE

INDEPENDENT BANK CORP. ANNOUNCES COMPLETION OF ENTERPRISE BANCORP, INC. ACQUISITION AND APPOINTMENT OF KENNETH S. ANSIN AND JOSEPH C. LERNER AS DIRECTORS

Rockland, Massachusetts (July 1, 2025). Independent Bank Corp. (“Independent” or the “Company”) (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company (“Rockland Trust”), today announced the closing of its acquisition of Enterprise Bancorp, Inc. (“Enterprise”) (Nasdaq Global Select Market: EBTC), parent of Enterprise Bank and Trust Company (“Enterprise Bank”). The legal closing was effective July 1, 2025 and resulted in Enterprise merging with and into Independent, with Independent as the surviving entity, and Enterprise Bank merging with and into Rockland Trust, with Rockland Trust as the surviving entity. Although the legal closing was effective as of July 1, 2025, the core product and customer account conversions are expected to occur over the weekend of October 11, 2025. Enterprise Bank customers will be receiving detailed communications regarding product and account conversions.

As consideration for the merger, each Enterprise share will be exchanged for .60 shares of Independent’s common stock and $2.00 in cash, with cash paid in lieu of fractional shares at a price of $61.61, an amount determined by the volume-weighted average closing price of a share of Independent common stock for the five consecutive trading days ending on the fifth day immediately preceding the closing date of the merger. As a result of the merger, former Enterprise Bancorp Inc. shareholders will receive approximately 7.5 million shares of Independent common stock in the aggregate and an aggregate of approximately $25.8 million in cash, inclusive of the payment made to cash out outstanding stock options and excluding cash paid in lieu of fractional shares. Including the shares issued in connection with the acquisition, Independent will now have approximately 50,107,000 shares of common stock outstanding.

In connection with the merger, Independent has appointed Kenneth J. Ansin and Joseph C. Lerner as a Class I and a Class II Director, respectively, with initial terms expiring at Independent’s 2027 Annual Shareholder Meeting and 2028 Annual Shareholder Meeting, respectively. Rockland Trust also simultaneously appointed Mr. Ansin and Mr. Lerner to its Board of Directors. In addition, for a period of one year, George Duncan, Chairman of the Board and Founder of Enterprise and Enterprise Bank, will serve in a consultative role to the

Independent and Rockland Trust Boards of Directors to support a smooth transition and the successful integration of the organizations.

Mr. Ansin is the President of Ansin Consulting Group, advising socially responsible businesses and nonprofits. Mr. Ansin has also co-founded multiple companies, including United Site Services and United Material Management. Mr. Ansin first joined the Enterprise Bank Board of Directors in 1995 and served on Enterprise Bank’s board until Enterprise Bank merged into the Company in 2025. Additionally, Mr. Ansin previously served as Senior Vice President and Regional Community Banking Director at Enterprise Bank. Mr. Ansin holds a master’s degree in public administration from Harvard University and a bachelor’s degree in political science from UMass Amherst. In 2018, Mr. Ansin received the Heart of New England Council, Boy Scouts of America’s North Star Award, in recognition of Mr. Ansin’s impacts and contributions to the New England Council. Mr. Ansin is also a volunteer pilot for Angel Flight and PALS and is a board member of the National Psoriasis Foundation.

Mr. Lerner currently serves as Managing Partner of 819 Energy LLC and Managing Director of 819 Capital LLC where Mr. Lerner leads investments across energy, real estate, and high-growth sectors. Mr. Lerner’s other leadership experience includes positions at Invenergy and Community Energy, where Mr. Lerner managed numerous initiatives and built strategic partnerships. Mr. Lerner holds a bachelor’s degree from Trinity College and a master’s degree in energy policy from the University of Montana. Mr. Lerner is also a Corporator of Emerson Hospital.

INDEPENDENT BANK CORP. / ROCKLAND TRUST CONTACTS

Investor Relations:
Gerry Cronin, Director of Investor Relations
Rockland Trust Company
(774) 363-9872
Gerard.Cronin@rocklandtrust.com

Media:
Emily McDonald, Director of Corporate Brand and Communications
Rockland Trust Company
(781) 982-6650
Emily.McDonald@rocklandtrust.com

About Independent Bank Corp. and Rockland Trust

Independent is the holding company for Rockland Trust, a full-service commercial bank headquartered in Massachusetts. With retail branches in Eastern Massachusetts, Worcester County, and Southern New Hampshire as well as commercial banking and investment management offices in Massachusetts, New Hampshire, and Rhode Island, Rockland Trust offers a wide range of banking, investment, and insurance services to individuals, families, and businesses. Rockland Trust also offers a full suite of mobile, online, and telephone banking services. Rockland Trust is an FDIC member and an Equal Housing Lender.

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•adverse economic conditions in the regional and local economies within the New England region and the Company’s market area;
•events impacting the financial services industry, including high profile bank failures, and any resulting decreased confidence in banks among depositors, investors, and other counterparties, as well as competition for deposits and significant disruption, volatility and depressed valuations of equity and other securities of banks in the capital markets;
•the effects to the Company of an increasingly competitive labor market, including the possibility that the Company will have to devote significant resources to attract and retain qualified personnel;
•political and policy uncertainties, changes in U.S. and international trade policies, such as tariffs or other factors, and the potential impact of such factors on the Company and its customers, including the potential for decreases in deposits and loan demand, unanticipated loan delinquencies, loss of collateral and decreased service revenues;
•the instability or volatility in financial markets and unfavorable domestic or global general economic, political or business conditions, whether caused by geopolitical concerns, including the Russia/Ukraine conflict, the conflicts in Israel, Iran and surrounding areas, and the possible expansion of such conflicts;
•unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on the Company’s local economies or the Company’s business caused by adverse weather conditions and natural disasters, changes in climate, public health crises or other external events and any actions taken by governmental authorities in response to any such events;
•adverse changes or volatility in the local real estate market;
•changes in interest rates and any resulting impact on interest earning assets and/or interest bearing liabilities, the level of voluntary prepayments on loans and the receipt of payments on mortgage-backed securities, decreased loan demand or increased difficulty in the ability of borrowers to repay variable rate loans;
•risks related to the Company’s acquisition of Enterprise and acquisitions generally, including disruptions to current plans and operations; difficulties in customer and employee retention; fees, expenses and charges related to these transactions being significantly higher than anticipated; unforeseen integration issues or impairment of goodwill and/or other intangibles; and the Company’s inability to achieve expected revenues, cost savings, synergies, and other benefits at levels or within the timeframes originally anticipated;
•the effect of laws, regulations, new requirements or expectations, or additional regulatory oversight in the highly regulated financial services industry, including as a result of intensified regulatory scrutiny in the aftermath of regional bank failures and the resulting need to invest in technology to meet heightened regulatory expectations, increased costs of compliance or required adjustments to strategy;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
•higher than expected tax expense, including as a result of failure to comply with general tax laws and changes in tax laws;
•increased competition in the Company’s market areas, including competition that could impact deposit gathering, retention of deposits and the cost of deposits, increased competition due to the demand for innovative products and service offerings, and competition from non-depository institutions which may be subject to fewer regulatory constraints and lower cost structures;
•a deterioration in the conditions of the securities markets;
•a deterioration of the credit rating for U.S. long-term sovereign debt or uncertainties surrounding the federal budget;
•inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery, including any inability to effectively implement new technology-driven products, such as artificial intelligence;
•electronic or other fraudulent activity within the financial services industry, especially in the commercial banking sector;
•adverse changes in consumer spending and savings habits;
•the effect of laws and regulations regarding the financial services industry, including the need to invest in technology to meet heightened regulatory expectations or introduction of new requirements or expectations resulting in increased costs of compliance or required adjustments to strategy;

•changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business and the associated costs of such changes;
•the Company’s potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions;
•changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;
•operational risks related to the Company and its customers’ reliance on information technology; cyber threats, attacks, intrusions, and fraud; and outages or other issues impacting the Company or its third party service providers which could lead to interruptions or disruptions of the Company’s operating systems, including systems that are customer facing, and adversely impact the Company’s business; and
•any unexpected material adverse changes in the Company’s operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

Category: Merger Releases